UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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☐	Soliciting Material Pursuant to §240.14a-12

LIBERATED SYNDICATION, INC.

(Name of Registrant as Specified In Its Charter)

CAMAC FUND, LP

CAMAC PARTNERS, LLC

CAMAC CAPITAL, LLC

ERIC I. SHAHINIAN

MICHAEL CRICENTI

SIMEON MCMILLAN

DONALD J. TRINGALI

BRADLEY M. TIRPAK

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Camac Partners, LLC (“Camac”) has retained I-OnAsia Limited for solicitation and advisory services in connection with the solicitation of special meeting requests, for which I-OnAsia Limited is to receive a fee of up to $25,000. One person people may be employed by I-OnAsia Limited in connection with the solicitation of special meeting requests. I-OnAsia Limited will solicit special meeting requests from individuals, banks, brokerage firms, dealers, trust companies, other nominees and other institutional holders. I-OnAsia Limited’s solicitation efforts will be focused on the People’s Republic of China. The entire expense of retaining I-OnAsia Limited is being borne by Camac.

*    *    *

Set forth below are materials to be used in connection with certain solicitation efforts undertaken by or on behalf of Camac.

Hello,

I work for a foreign investor named Camac Fund.

Your name ___________________________ and this address ___________________________ is listed as a shareholder of a company once known as Wizzard Software Corp. and now known as Liberated Syndication, Inc. (LYSN).

Are you aware you own __________________ shares?

Wizzard Software’s old CEO was Zhang Hongcheng. Did you know that Chinese shareholders actually control approximately 25% of this company? Are you aware that as a shareholder of LYSN you have certain rights and have a vote in what is happening with the business?

The investors I work for (the Camac Fund) own over 6% of LYSN. The LYSN business is primarily offering podcasts. Podcasts are like radio broadcasts, where the programs are made available over the Internet. The LYSN business actually makes money.

Since Zhang Hongcheng left the company in 2012/2013, there have been some Americans who have been in charge. The CEO is Chris Spencer.

The investors I work for (the Camac Fund) are concerned that the board of directors of LYSN (which includes Mr. Spencer) are paying exorbitant compensation to management. In 2019 management is slated to receive $2.2 million in aggregate salary and cash bonus awards. This represents almost 59% of LYSN’s income for 2018. Also, since Libsyn’s spin-out from FAB Universal Corp., Libsyn’s board of directors has authorized the issuance of over 10 million new shares to insiders for no financial consideration. This will cause Libsyn’s shareholders, like you, to be diluted by 49% if these shares fully vest. The investors I work for believe this is very bad for all the early shareholders, like you.

The investors I work for (the Camac Fund) want to call a special meeting of the shareholders of LYSN. You could benefit from that. This is real and official.

For more information on the solicitation please read the below documents.

Press Release

https://www.businesswire.com/news/home/20190426005578/en/Camac-Initiates-Process-Call-Special-Meeting-Stockholders

Definitive Proxy Statement

https://www.sec.gov/Archives/edgar/data/1516478/000119312519147154/d701121ddefc14a.htm

Here is what to do next. Review the attached WHITE special meeting request card, and please sign, date and return it to me. I will then deliver it properly.

If you have any questions, you can contact Camac Fund at 1-914-629-8496 or eric@camacpartners.com.

P.S. – May I have a telephone number or email to call you again? Do you know any of the other shareholders of LYSN that you might help us find?

*    *    *

地狱 o，

我为 一位 名叫 C amac Fund 的外国投资者 工作 。

您的姓名_____________ ______________且此地址 ___________________________被列为曾被

称为 Wizzard Software Corp. （现称为Liberated Syndication） 的公司的股东 ， Inc （LYSN）。

你知道你 拥有 __________________股票吗？

Wizz ard Software的老CEO是张 洪城 。 您是否知道中国股东实际上控制 了该公司 约 25％的

股份？ 您是否知道作为 LYSN 的 股东，您拥有某些权利并对业务发生的事情进行投票？

我工作 的 投资者（ Camac 基金）拥有 超过 6 ％的LYSN。 LYSN业务 主要提供播客 。 播客

就像电台广播 ， 其中程序 s 的在互联网上公布 。 该 LYSN 业务其实赚钱。

由于Z 挂 洪城 在2012/2013年离开公司，曾有一些美国人负责。 首席执行官是克里斯斯宾

塞。

我工作的投资者（ C amac Fund）担心 LYSN（包括 Spencer 先生 ） 的 董事会 是 支付过高 薪

酬 管理 。 在2019年 管理 计划 于 薪金 总额 和现金红利奖励 给获得$ 2.2 100万年 。 这代表

LYSN的收入为2018 的 近 59％。 此外，自从 Libsyn 从FAB环球公司分拆出来后， Libsyn的

董事会已授权向内部人发行超过1000万股新股，无需经济考虑。 这将导致 Libsyn公司的 S 野兔

持有人 ， 和你一样 ， 要 由49％， 如果这些股票完全 稀释 背心。 我工作的投资者认为这对所

有早期股东都非常不利，就像你一样。

我 对 （CAMAC的 基金） 工作的投资者 要拨打 LYSN 的 股东特别 会议 。 你可以从中获益

。 这是真实的，官方的。

有关招标的更多信息， 请阅读以下文件 。

新闻稿

https://www.businesswire.com/news/home/20190426005578/en/CamacInitiatesProcessCallSpecialMeetingStockholders

明确的代理声明

https://www.sec.gov/Archives/edgar/data/1516478/000119312519147154/d701121ddefc14a.htm

这是下一步做什么。 查看 随附的 WHITE特别会议要求卡 ，请签名 ，注明日期并寄回 给我

。 然后我会 正确地 交付它 。

如果您有任何疑问，可以联系 C amac 资金来源 是19146298496

或电子邮件：

eric@camacpartners.com 。

P上 。 S上 。 请

给我一个电话号码或电子邮件再次打电话给你？ 您是否知道 LYSN 的其他

任何股东 可以帮助我们找到？